CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the use in this Registration Statement on Form N-1A of our report dated January 28, 2000, relating to the financial statements and per-share data and ratios of The Investment Company of America, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants", and "Prospectuses and Reports to Shareholders" in such Registration Statement. PricewaterhouseCoopers LLP
Los Angeles, California
March 8, 2000